UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

INTEGRATED RAIL & RESOURCES INC.
(f/k/a Uinta Infrastructure Group Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-56805	33-1825873
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

400 W. MORSE BOULEVARD, SUITE 220
WINTER PARK, FL 32789

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (321) 972-1583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2026 (the “Closing Date”), Integrated Rail & Resources Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Creto IRRX PIPE Investment, LLC (the “Investor”), pursuant to which the Company agreed to sell an aggregate of 50,000 shares of its Series A Convertible Preferred Stock, par value $0.0001 per share and stated value $100.00 per share (the “Preferred Stock”), for gross proceeds of approximately $5,000,000 in a private placement. The transaction will occur in two closings: the first closing for 25,500 shares occurred on January 23, 2026, and a second mandatory closing for 24,500 shares occurred on February 6, 2026. The Purchase Agreement also includes an option for the Investor to purchase up to an additional 30,000 shares of Preferred Stock for $3,000,000 within sixty (60) days of the Closing Date, subject to the mutual agreement of the Company and the Investor. No director or executive officer of the Company has any material interest in the Purchase Agreement, and the Company has no material relationship with the Investor other than as described herein.

The Preferred Stock was and will be issued in book-entry form against receipt of wired funds. The Investor is an accredited investor, and the private placement is being conducted in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the transaction, the Company agreed to customary covenants, including information and “blue sky” undertakings, applying the proceeds consistent with an agreed operating budget, timely filing of a Form 8-K disclosing the transaction, execution and delivery of a resale registration rights agreement (the “Registration Rights Agreement”), and maintaining a sufficient number of authorized but unissued shares of common stock to permit full conversion of the Preferred Stock.

The Company established the preferences, rights and limitations of the Preferred Stock pursuant to a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company (the “Certificate of Designations”) under the Company’s “blank-check” preferred authority, which authorizes 80,000 shares of Series A Preferred Stock with an initial stated value of $100.00 per share. The Certificate of Designations includes customary conversion mechanics, anti-dilution protections, redemption and liquidation rights, and certain consent rights while the value of the Investor’s Preferred Stock exceeds $1,000,000 of Accumulated Stated Value (as defined in the Certificate of Designations) remain outstanding. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Certificate of Designations.

Key terms of the Preferred Stock include: a dividend rate of 12.00% per annum, payable as set forth in the Certificate of Designations and accruing from the date of issuance; a liquidation preference equal to the greater of (i) the Accumulated Stated Value and (ii) the as-converted value based on the then-applicable Conversion Price, ranking pari passu with any Parity Securities, senior to the Company’s Junior Securities, and subject to any Senior Securities; conversion at an initial Conversion Price of $10.00 per share, as set forth in the Certificate of Designations (subject to customary adjustments, including broad-based weighted-average anti-dilution), subject to authorized share availability limitations and customary conversion procedures; redemption rights in favor of the holders upon a Change of Control and, if the Company is not then listed on The Nasdaq Stock Market LLC or the New York Stock Exchange, at any time following the seventh anniversary of the Original Issue Date; and voting rights to vote with holders of common stock on an as-converted basis together with protective consent rights while the value of the Investor’s Preferred Stock exceeds $1,000,000 of Accumulated Stated Value remains outstanding.

The Purchase Agreement also contemplates the Company’s efforts to pursue a listing on The Nasdaq Stock Market LLC or the New York Stock Exchange in connection with the Company’s business plan and includes customary “most-favored nation” (“MFN”) and right of first refusal (“ROFR”) provisions, as well as customary closing conditions, including receipt of the Sponsor Letter Agreement and confirmation of Utah no-action relief. The MFN applies to future equity or equity-linked financings for so long as any shares of Preferred Stock purchased by the Investor remain outstanding, and the ROFR provides the Investor the right to purchase up to its pro rata portion of subsequent offerings during the period ending on the earlier of (i) such time as the aggregate Accumulated Stated Value of the Investor’s Preferred Stock is less than $1,000,000 and (ii) the date on which the Company’s common stock is listed on The Nasdaq Stock Market LLC or the New York Stock Exchange.

In connection with the contemplated listing and any initial public offering, the Company agreed to reserve the shares of common stock issuable upon conversion of the Preferred Stock. The shares of common stock underlying the Preferred Stock will be issued upon conversion pursuant to the terms of the Certificate of Designations. There are no material relationships between the Company (or its officers and directors) and the Investor other than with respect to the transaction described herein.

The foregoing summaries of the Purchase Agreement, the Certificate of Designations and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which the Company is filing as exhibits to this Current Report on Form 8-K and incorporates herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance and sale of the Preferred Stock is incorporated by reference into this Item 3.02. On January 23, 2026, the Company issued 25,500 shares of Series A Convertible Preferred Stock at a purchase price of $100.00 per share, for gross proceeds of $2.55 million. A second mandatory closing for 24,500 shares, which will result in gross proceeds of $2.45 million, is scheduled to occur within ten (10) business days after the Closing Date, subject to customary closing conditions. The securities were issued to an accredited investor in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. Except with respect to Stifel, Nicolaus & Company, Incorporated (whose fees and expenses are payable by the Company), no placement agent or underwriter was engaged, and no underwriting discounts or commissions were paid. No general solicitation or advertising was used, appropriate restrictive legends were affixed to the securities, and the Company will file a Form D with the Securities and Exchange Commission. The Company intends to apply the net proceeds from the private placement in accordance with an agreed operating budget.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information relating to the designation and issuance of the Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2026, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the Series A Convertible Preferred Stock and setting forth its designations, preferences, rights and limitations (filed as Exhibit 3.1 to this Current Report on Form 8-K). The Certificate of Designations provides, among other things, for (i) customary conversion rights and mechanics; (ii) anti-dilution protections; (iii) redemption and liquidation preferences; and (iv) certain consent rights while the value of Investor’s Preferred Stock exceeds $1,000,000 of Accumulated Stated Value.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Integrated Rail & Resources Inc (included as Exhibit A to Exhibit 10.1).
10.1†	Securities Purchase Agreement, dated January 23, 2026, by and between Integrated Rail & Resources Inc. and Creto IRRX PIPE Investment, LLC.
10.2	Registration Rights Agreement, dated January 23, 2026, by and between Integrated Rail & Resources Inc. and Creto IRRX PIPE Investment, LLC (included as Exhibit C to Exhibit 10.1).
10.3	Sponsor Letter Agreement , dated January 23, 2026, by and between Integrated Rail & Resources Inc., DHIP Natural Resources Investments, LLC, Creto IRRX PIPE Investment, LLC and each of the “Insiders” party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL & RESOURCES INC. (f/k/a Uinta Infrastructure Group Corp.)

By:	/s/ Brian M. Feldott
Name:	Brian M. Feldott
Title:	Chief Executive Officer

Date: February 20, 2026

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